UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 19, 2018

Capital Senior Living Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) Adoption of Compensatory Plan.

On March 19, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Capital Senior Living Corporation (the “Company”) approved the Company’s 2018 Incentive Compensation Plan (the “Plan”). The Plan provides performance bonus opportunities to the Company’s Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), Senior Vice President, General Counsel (“SVP-GC”) and Senior Vice President, Human Resources (“SVP-HR”) (collectively, the “Participants”), based upon the Company’s achievement of four corporate goals and such Participant’s achievement of certain individual goals established by the Compensation Committee for the year ending December 31, 2018.

Pursuant to the Plan, the CEO, COO, CFO, SVP-GC and SVP-HR are eligible to receive a target cash performance bonus equal to 110%, 80%, 70%, 50% and 40%, respectively, of their base salaries for 2018 as follows:

•	First, 30% of the target cash bonus under the Plan is based on the Company’s achievement of a Cash Flow From Operations (“CFFO”) per outstanding share target for 2018. Achievement of the target level of CFFO per share will result in the CEO, COO, CFO, SVP-GC and SVP-HR receiving a bonus equal to 33%, 24%, 21%, 15% and 12%, respectively, of their base salaries for 2018.

•	Second, 20% of the target cash bonus under the Plan is based on the Company’s achievement of an Adjusted EBITDAR target for 2018. Achievement of the target level of Adjusted EBITDAR will result in the CEO, COO, CFO, SVP-GC and SVP-HR receiving a bonus equal to 22%, 16%, 14%, 10% and 8%, respectively, of their base salaries for 2018.

•	Third, 10% of the target cash bonus under the Plan is based on the Company’s achievement of a net debt-to-EBITDAR ratio target for 2018. Achievement of the target ratio of net debt-to-EBITDAR will result in the CEO, COO, CFO, SVP-GC and SVP-HR receiving a bonus equal to 11%, 8%, 7%, 5% and 4%, respectively, of their base salaries for 2018.

•	Fourth, 20% of the target cash bonus under the Plan is based on the Company’s achievement of a same-store facility net operating income (“Facility NOI”) target for 2018. Achievement of the target level of Facility NOI will result in the CEO, COO, CFO, SVP-GC and SVP-HR receiving a bonus equal to 22%, 16%, 14%, 10% and 8%, respectively, of their base salaries for 2018.

•	Fifth, 20% of the target cash bonus under the Plan is based on the Participant’s achievement of certain individual goals for 2018, which are within such Participant’s sphere of influence. Achievement of the individual goals by the CEO, COO, CFO, SVP-GC and SVP-HR will result in such Participant receiving a bonus equal to 22%, 16%, 14%, 10% and 8%, respectively, of his base salary for 2018.

With respect to the four corporate goals set forth above, achievement of 94% of the performance target (96% in the case of the Adjusted EBITDAR performance target) will result in 50% of the portion of the award subject to such performance target being earned by the Participants, and if this threshold level is attained but the target level is not attained, the earned portion of the award subject to such performance target will be prorated between 50% and 100% based upon the actual performance results. Achievement of 106% of the performance target (104% in the case of the Adjusted EBITDAR target) will result in 150% of the portion of the award subject to such performance target being earned by the Participants, and if this maximum level is not attained but the target level is exceeded, the earned portion of the award subject to such performance target will be prorated between 100% and 150% based upon the actual performance results.

With respect to the individual goals set forth above, the Compensation Committee may award between 50% and 150% of target cash bonus to each Participant based upon such Participant’s achievement of his individual goals, as determined in the discretion of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2018	Capital Senior Living Corporation

	By:	/s/ Carey P. Hendrickson
	Name:	Carey P. Hendrickson
	Title:	Senior Vice President and Chief Financial Officer